As filed with the Securities and Exchange Commission on February 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Procera Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-0974674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4121 Clipper Court

Fremont, California 94538

(Address of Principal Executive Offices) (Zip Code)

Procera Networks, Inc. Inducement Grant Option Agreements, dated January 9, 2013

(Full title of the plan)

James F. Brear

President and Chief Executive Officer

Procera Networks, Inc.

4121 Clipper Court

Fremont, California 94538

(510) 230-2777

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	412,000	$17.77	$7,321,240	$998.62

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the inducement grant stock options covered by this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The offering price per share and aggregate offering price are based upon the exercise price of the inducement grant stock options covered by this Registration Statement, which was the closing price of the Registrant’s common stock as reported on the Nasdaq Global Select Market on January 9, 2013, the date of the grants.

EXPLANATORY NOTE

On January 9, 2013, Procera Networks, Inc. (the “Registrant”) completed its previously announced acquisition of Vineyard Networks Inc. (“Vineyard”). The Registrant has filed this registration statement on Form S-8 to register under the Securities Act of 1933, as amended, the offer and sale of 412,000 shares of common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to inducement stock option awards granted as inducements material to certain employees of Vineyard entering into employment with the Registrant in connection with the Registrant’s acquisition of Vineyard. This registration statement covers up to an aggregate of 412,000 shares of Common Stock issuable pursuant to individual inducement grant option agreements in the forms filed herewith as Exhibits 4.3 and 4.4. Specifically, an aggregate total of 412,000 options were granted to the following 34 new employees: Jason Richards, Derek Lownsbrough, Josh Zieske, Austen Martin, Paul Archard, Brent Nixon, Jeff Martens, David Young, Andrew Tonner, David Birch, Kevin Matrosovs, Amy Fink, Pamela Boyko, Eric Formo, Erin Crowe, Brett LaForge, Hannah Griffin, Lisette Lownsbrough, Paul Ellis, Tony Gibbs, Andrew Parker, Aidan Cole, Dave Muric, Ingrid Takai, Justin Snopek, Thomas McMurphy, Lisa Fletcher, Gage Rode, Matthew Wynne, Vivek Tiwari, Yu Liu, Waseem Sarwar, Sanjida Minar and Laura Bowers.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PROGRAM ANNUAL INFORMATION.*

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 15, 2012, and Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 filed with the Commission on April 6, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the Commission on May 10, 2012;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed with the Commission on August 8, 2012;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Commission on November 8, 2012;

(e)	The Registrant’s Current Reports on Form 8-K filed with the Commission on (i) February 8, 2012, (ii) April 2, 2012 (as amended by the Registrant’s Current Report on Form 8-K/A filed on April 4, 2012), (iii) April 20, 2012, (iv) August 28, 2012, (v) September 18, 2012, (vi) December 5, 2012, (vii) January 7, 2013 (as amended by the Registrant’s Current Report on Form 8-K/A filed on February 13, 2013), and (viii) January 9, 2013; and

(f)	The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A filed with the Commission on December 20, 2011 (File No. 001-33691), including any amendments or reports filed for the purpose of updating such description.

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Procera Networks, Inc.

4121 Clipper Court.

Fremont, California 94538

(510) 230-2777

Attn: Corporate Secretary

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s bylaws and articles of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the Nevada law and the Registrant has entered into agreements with certain of its officers and directors providing for their indemnification with respect to certain matters. The Registrant carries director and officer liability insurance with respect to certain matters, including matters arising under the Securities Act.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity for which such person is or was serving in such capacity at the request of the corporation, who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that unless discretionary indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders; by a majority vote of a quorum of the board of directors who were not parties to the action, suit, or proceeding; or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws, or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

In addition, the Registrant has entered into indemnity agreements that require the Registrant to indemnify the directors and officers of the Registrant against expenses and certain other liabilities arising out of their conduct on behalf of the Registrant to the maximum extent and under all circumstances permitted by law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number

3.1	Articles of Incorporation filed on July 11, 2001, filed as Exhibit 3.1 to our registration statement on Form SB-2 filed on February 11, 2002 and incorporated herein by reference.

3.2	Certificate of Amendment to Articles of Incorporation filed on October 13, 2005, filed as Exhibit 99.1 to our current report on Form 8-K filed on October 13, 2005 and incorporated herein by reference.

3.3	Certificate of Amendment to Articles of Incorporation filed on April 28, 2008, filed as Exhibit 3.3 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

3.4	Certificate of Amendment to Articles of Incorporation filed on February 1, 2011, filed as Exhibit 3.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

3.5	Amended and Restated Bylaws adopted on August 4, 2010, filed as Exhibit 3.4 to our quarterly report on Form 10-Q filed on August 9, 2010 and incorporated herein by reference.

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.

4.2	Form of Common Stock Certificate, filed as Exhibit 4.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

4.3	Form of Inducement Grant Option Agreement entered into with certain Canadian employees.

4.4	Form of Inducement Grant Option Agreement entered into with certain U.S. employees.

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm.

23.2	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

ITEM 9.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 13, 2013.

Procera Networks, Inc.

By:	/s/ James F. Brear
Name:	James F. Brear
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Brear and Charles Constanti, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ James F. Brear James F. Brear	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2013

/s/ Charles Constanti Charles Constanti	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2013

Staffan Hillberg	Director

/s/ Elizabeth Huebner Elizabeth Huebner	Director	February 13, 2013

/s/ B.G. Kumar B.G. Kumar	Director	February 13, 2013

/s/ Alan Lefkof Alan Lefkof	Director	February 13, 2013

Mary Losty	Director

Scott McClendon	Director

/s/ Thomas Saponas Thomas Saponas	Director	February 13, 2013

/s/ William Slavin William Slavin	Director	February 13, 2013

EXHIBIT INDEX

Exhibit Number

3.1	Articles of Incorporation filed on July 11, 2001, filed as Exhibit 3.1 to our registration statement on Form SB-2 filed on February 11, 2002 and incorporated herein by reference.

3.2	Certificate of Amendment to Articles of Incorporation filed on October 13, 2005, filed as Exhibit 99.1 to our current report on Form 8-K filed on October 13, 2005 and incorporated herein by reference.

3.3	Certificate of Amendment to Articles of Incorporation filed on April 28, 2008, filed as Exhibit 3.3 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

3.4	Certificate of Amendment to Articles of Incorporation filed on February 1, 2011, filed as Exhibit 3.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

3.5	Amended and Restated Bylaws adopted on August 4, 2010, filed as Exhibit 3.4 to our quarterly report on Form 10-Q filed on August 9, 2010 and incorporated herein by reference.

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.

4.2	Form of Common Stock Certificate, filed as Exhibit 4.1 to our current report on Form 8-K filed on February 4, 2011 and incorporated herein by reference.

4.3	Form of Inducement Grant Option Agreement entered into with certain Canadian employees.

4.4	Form of Inducement Grant Option Agreement entered into with certain U.S. employees.

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm.

23.2	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.